Exhibit 99.1

Greenspring Associates, Inc. and Affiliates

(a Delaware Corporation)

Combined Consolidated Financial Statements

For the Years Ended December 31, 2020 and 2019

Greenspring Associates, Inc. and Affiliates

Table of Contents

December 31, 2020 and 2019

Page(s)
Report of Independent Auditors

Financial Statements

Combined Consolidated Balance Sheets	1

Combined Consolidated Statements of Operations	2

Combined Consolidated Statement of Changes in Shareholders’ Equity	3

Combined Consolidated Statements of Cash Flows	4

Notes to Financial Statements	5-18

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Shareholders of

Greenspring Associates, Inc. and Affiliates:

We have audited the accompanying combined consolidated financial statements of Greenspring Associates, Inc. and Affiliates (the Company) which comprise the combined consolidated balance sheets as of December 31, 2020 and 2019, the related combined consolidated statements of operations, changes in shareholders’ equity, and cash flows for the years then ended, and the related notes to the combined consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these combined consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of combined consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these combined consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the combined consolidated financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the combined consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the combined consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the combined consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the combined consolidated financial statements referred to above present fairly, in all material respects, the financial position of Greenspring Associates, Inc. and Affiliates as of December 31, 2020 and 2019, and the results of their operations and their cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ SC&H Attest Services, P.C.

July 23, 2021

Greenspring Associates, Inc. and Affiliates

Combined Consolidated Balance Sheets

December 31, 2020 and 2019

	2020	2019
Assets
Current Assets:
Cash and Cash Equivalents	$8,744,210	$3,125,390
Accounts Receivable	3,059,029	248,557
Due from Greenspring Funds	1,771,925	3,403,918
Due from Shareholders	379,144	158,766
Due from Employees	7,140	6,033
Prepaid Expenses & Other Current Assets	964,299	604,878

Total Current Assets	14,925,747	7,547,542
Long-Term Assets:
Fixed Assets, Net	14,415,595	18,032,838
Intangible Assets, Net	6,594	9,890
Investments in Greenspring Funds, at Fair Value (Cost Basis: $13,922 and $13,462, respectively)	7,034,388	1,834,952
Investments in Unaffiliated Funds (Cost Basis: $0)	1,753,998	707,147
Other Assets	40,097	40,097

Total Assets	$38,176,419	$28,172,466

Liabilities & Shareholders’ Equity
Current Liabilities:
Accounts Payable	25,485	388,997
Accrued Expenses & Other Current Liabilities	2,846,877	1,700,782
Loan Payable, Current	945,426	900,225

Total Current Liabilities	3,817,788	2,990,004
Long-Term Liabilities:
Other Non-Current Liabilities	786,575	871,392
Loan Payable	18,785,326	19,683,740

Total Long-Term Liabilities	19,571,901	20,555,132

Total Liabilities	23,389,689	23,545,136
Shareholders’ Equity:
Shareholders’ Equity	14,786,730	4,627,330

Total Shareholders’ Equity	14,786,730	4,627,330

Total Liabilities & Shareholders’ Equity	$38,176,419	$28,172,466

The accompanying notes are an integral part of the combined consolidated financial statements.

Greenspring Associates, Inc. and Affiliates

Combined Consolidated Statements of Operations

December 31, 2020 and 2019

	2020	2019
Revenues
Net Revenues	$65,743,167	$49,339,972

Total Revenues	65,743,167	49,339,972

Expenses
Salaries, Bonuses, & Other Payroll Related Expenses	30,580,892	25,030,293
General & Administrative Expenses	10,306,188	7,939,623
Travel Expenses	2,375,367	6,285,936
Depreciation & Amortization Expense	3,854,180	3,890,094
Interest Expense	897,102	950,809

Total Expenses	48,013,729	44,096,755

Net Income	$17,729,438	$5,243,217

Other Comprehensive Income
Net Unrealized Gains from Greenspring Funds	$5,198,976	$951,167
Net Unrealized Gains from Unaffiliated Funds	1,046,851	90,496
Net Actuarial Loss	(145,023)	(255,648)

Total Other Comprehensive Income	6,100,804	786,015

Total Comprehensive Income	$23,830,242	$6,029,232

The accompanying notes are an integral part of the combined consolidated financial statements.

Greenspring Associates, Inc. and Affiliates

Combined Consolidated Statements of Shareholders’ Equity

December 31, 2020 and 2019

	Retained Earnings	Accumulated Other Comprehensive Income	Total
Balance at January 1, 2019	$1,326,065	$1,481,134	$2,807,199
Net Income	5,243,217	—	5,243,217
Dividends Paid	(4,209,101)	—	(4,209,101)
Net Unrealized Gains from Greenspring Funds	—	951,167	951,167
Net Unrealized Gains from Unaffiliated Funds	—	90,496	90,496
Net Actuarial Loss	—	(255,648)	(255,648)

Balance at December 31, 2019	2,360,181	2,267,149	4,627,330
Net Income	17,729,438	—	17,729,438
Dividends Paid	(13,670,842)	—	(13,670,842)
Net Unrealized Gains from Greenspring Funds	—	5,198,976	5,198,976
Net Unrealized Gains from Unaffiliated Funds	—	1,046,851	1,046,851
Net Actuarial Loss	—	(145,023)	(145,023)

Balance at December 31, 2020	$6,418,777	$8,367,953	$14,786,730

The accompanying notes are an integral part of the combined consolidated financial statements.

Greenspring Associates, Inc. and Affiliates

Consolidated Statement of Cash Flows

December 31, 2020 and 2019

	2020	2019
Cash Flows from Operating Activities
Net Income	$17,729,438	$5,243,217
Adjustments to Reconcile Net Income to Net Cash
Provided by Operating Activities:
Depreciation & Amortization Expense	3,854,180	3,890,094
Noncash Interest Expense	47,012	77,165
Changes in Operating Assets and Liabilities:
Increase in Accounts Receivable	(2,810,472)	(61,463)
(Increase) Decrease in Due from Greenspring Funds	1,631,993	(1,874,502)
Increase in Due from Shareholders	(220,378)	(120,821)
(Increase) Decrease in Due from Employees	(1,107)	4,799
(Increase) Decrease in Prepaid Expenses & Other
Current Assets	(359,421)	8,861
Increase (Decrease) in Accounts Payable	(363,512)	88,251
Increase (Decrease) in Accrued Expenses & Other
Current Liabilities	1,001,072	(375,567)
Increase (Decrease) in Other Non-Current Liabilities	(84,817)	871,392

Net Cash Provided by Operating Activities	20,423,988	7,751,426

Cash Flows from Investing Activities
Purchases of Fixed Assets	(233,641)	(353,052)
Cash Paid for Investments in Greenspring Funds	(460)	(2,040)

Net Cash Used in Investing Activities	(234,101)	(355,092)

Cash Flows from Financing Activities
Payments of Dividends	(13,670,842)	(4,209,101)
Proceeds from Line of Credit	8,011,689	6,220,000
Repayments of Line of Credit	(8,011,689)	(6,956,824)
Repayments of Loan Borrowings	(900,225)	(857,348)
Proceeds from Loan Repayments	—	456,350

Net Cash Used in Financing Activities	(14,571,067)	(5,346,923)

Net Increase in Cash and Cash Equivalents	5,618,820	2,049,411

Cash and Cash Equivalents
Beginning of Period	3,125,390	1,075,979

End of Period	$8,744,210	$3,125,390

The accompanying notes are an integral part of the combined consolidated financial statements.

Greenspring Associates, Inc. and Affiliates

Notes to Financial Statements

December 31, 2020 and 2019

1.	Description of Business and Summary of Significant Accounting Policies

A.	Description of the Business

Greenspring Associates, Inc. is the parent company of Greenspring Associates, L.P. Greenspring Associates, L.P. is the sole member of Greenspring Associates, LLC. Greenspring Associates, LLC (“Greenspring”) provides financial and investment advisory services as required for the benefit of various private investment funds as well as certain investment accounts (collectively, the “Greenspring Funds”). A related person of Greenspring generally acts as general partner of each Greenspring Fund. Greenspring controls investments made on behalf of many of the Greenspring Funds (such Greenspring Funds, the “Greenspring Discretionary Funds”) and makes investment recommendations on behalf of other Greenspring Funds (such Greenspring Funds, the “Greenspring Advisory Funds”).

Greenspring Associates, L.P. is also the sole member of Brightside Mechanical, LLC (“Brightside”). Greenspring had an agreement to lease an aircraft from Brightside during the years end December 31, 2020 and 2019.

Other than its interest in Greenspring and Brightside, Greenspring Associates, Inc. and Greenspring Associates, L.P. do not have further business activities.

Greenspring Associates (UK) Limited (“Greenspring UK”), Greenspring Associates (China), LLC and Greenspring Beijing Consulting Co, Ltd. (“Greenspring China”) are subsidiaries of Greenspring.

Greenspring Back Office Solutions, Inc. has a controlling interest in Greenspring Back Office Solutions, LLC (“GBOS”). GBOS primarily provides administrative services to unaffiliated investment advisors and their private funds (the “Unaffiliated Funds”).

Greenspring Associates, Inc and Greenspring Back Office Solutions, Inc. are under common control. Therefore, the financial statements of Greenspring Associates, Inc, Greenspring Associates, L.P., Greenspring, Greenspring UK, Greenspring China, Greenspring Back Office Solutions, Inc and GBOS (collectively, the “Company”) are presented herein on a combined consolidated basis for the years ended December 31, 2020 and 2019.

B.	Principles of Combination and Consolidation

The combined consolidated financial statements include the accounts of Greenspring Associates, Inc, Greenspring Associates, L.P., Greenspring, Greenspring UK, Greenspring China, Greenspring Back Office Solutions, Inc and GBOS. All significant intercompany balances and transactions have been eliminated in combination and consolidation.

C.	Basis of Accounting

The consolidated financial statements have been presented on the accrual basis of accounting in conformity with Generally Accepted Accounting Principles in the United States (“GAAP”).

Greenspring Associates, Inc. and Affiliates

Notes to Financial Statements

December 31, 2020 and 2019

D.	Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

E.	Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less at the time of purchase to be cash equivalents. The Company maintains cash accounts with insured financial institutions. At times, balances may exceed insured limits. The Company relies on the soundness of financial institutions holding the Company’s deposits and believes that the Company’s risk related to cash is negligible.

F.	Accounts Receivable

Accounts receivable primarily represent expenses incurred on behalf of various entities and individuals which will ultimately be reimbursed to Greenspring, and management fees earned but not yet received as of December 31, 2020 and 2019. The Company believes that the accounts receivable balances are fully collectible; therefore no allowance for doubtful accounts has been recorded as of December 31, 2020 and 2019.

G.	Investments in Greenspring Funds and Unaffiliated Funds and Fair Value Measurement

The primary purpose of the Greenspring Funds and Unaffiliated Funds is to generate significant returns for their respective partners, principally through long-term capital appreciation, by making, holding, and disposing of privately negotiated equity and equity-related investments (“Portfolio Investments”), principally in (i) venture capital and private equity partnerships (“Portfolio Funds”) and (ii) operating companies (“Portfolio Companies”).

In accordance with the authoritative guidance on fair value measurements and disclosures under GAAP, the Company discloses and recognizes the fair value of its assets and liabilities using a hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to valuations based upon unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to valuations based upon unobservable inputs that are significant to the valuation (Level 3 measurements). The guidance establishes three levels of the fair value hierarchy as follows:

Level 1: Inputs that reflect unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date;

Level 2: Inputs other than quoted prices that are observable for the asset or liability either directly or indirectly, including inputs in the markets that are not considered to be active;

Level 3: Inputs that are unobservable.

Greenspring Associates, Inc. and Affiliates

Notes to Financial Statements

December 31, 2020 and 2019

Inputs are used in applying various valuation techniques and broadly refer to the assumptions that market participants would use to make valuation decisions, including assumptions about risk. An investment’s level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. However, the determination of what constitutes “unobservable” requires significant judgment by the Company. The Company considers observable data to be market data which is readily available, regularly distributed or updated, reliable and verifiable, not proprietary, provided by multiple, independent sources that are actively involved in the relevant market.

In accordance with the FASB Accounting Standards Update 2015-07, Disclosures for Investments in Certain Entities that Calculate Net Asset Value per Share (“ASU 2015-07”), the Company does not categorize, within the fair value hierarchy, investments for which fair values are estimated using the net asset value practical expedient provided by ASC 820, Fair Value Measurement and Disclosures (“ASC 820”).

The fair market value of the Greenspring Funds and Unaffiliated Funds is recorded as the net asset value of the investment as reported to the Company by the Greenspring Fund and Unaffiliated Funds and as such, investments in the Greenspring Funds and Unaffiliated Funds are deemed to be valued using the net asset value practical expedient.

The following table summarizes the Greenspring’s interests in the Greenspring Funds as of December 31, 2020 and 2019:

	As of December 31, 2020
			Unrealized
Entity	Cost Basis	Fair Value	Gain / (Loss)
Greenspring Global Partners II, L.P.	$—	$2,086	$2,086
Greenspring Global Partners VIII, L.P.	1,000	369,923	368,923
Greenspring Global Partners IX, L.P.	500	273,319	272,819
Greenspring Secondaries Fund II, L.P.	667	1,108,608	1,107,941
Greenspring Secondaries Fund III, L.P.	1,000	2,465,432	2,464,432
Greenspring Opportunities IV, L.P.	666	1,561,094	1,560,428
Greenspring Opportunities V, L.P.	1,000	881,684	880,684
Greenspring Micro I, L.P.	667	30,189	29,522
Greenspring Micro II, L.P.	1,000	14,479	13,479
Greenspring Impact I, L.P.	1,000	—	(1,000)
Greenspring Early Stage I, L.P.	1,000	125,825	124,825
Greenspring Growth Equity IV, L.P.	2,000	146,221	144,221
Greenspring Growth Equity IV-MR, L.P.	1,000	11,153	10,153
Greenspring IL Special, L.P.	1,000	42,467	41,467
Greenspring SK Special, L.P.	1,422	1,908	486

Investments in Greenspring Funds	$13,922	$7,034,388	$7,020,466

Greenspring Associates, Inc. and Affiliates

Notes to Financial Statements

December 31, 2020 and 2019

	As of December 31, 2019
			Unrealized
Entity	Cost Basis	Fair Value	Gain / (Loss)
Greenspring Global Partners I, L.P.	$—	$1,824	$1,824
Greenspring Global Partners II, L.P.	—	7,742	7,742
Greenspring Global Partners VIII, L.P.	1,000	177,633	176,633
Greenspring Global Partners IX, L.P.	500	24,652	24,152
Greenspring Secondaries Fund II, L.P.	667	716,860	716,193
Greenspring Secondaries Fund III, L.P.	1,000	191,096	190,096
Greenspring Opportunities IV, L.P.	666	334,479	333,813
Greenspring Opportunities V, L.P.	1,000	336,825	335,825
Greenspring Micro I, L.P.	667	8,706	8,039
Greenspring Micro II, L.P.	1,000	864	(136)
Greenspring Impact I, L.P.	1,000	—	(1,000)
Greenspring Early Stage I, L.P.	1,000	640	(360)
Greenspring Growth Equity IV, L.P.	2,000	23,053	21,053
Greenspring Growth Equity IV-MR, L.P.	1,000	3,111	2,111
Greenspring IL Special, L.P.	1,000	6,433	5,433
Greenspring SK Special, L.P.	962	1,034	72

Investments in Greenspring Funds	$13,462	$1,834,952	$1,821,490

The following table summaries the Company’s interests in the Unaffiliated Funds as of December 31, 2020 and 2019:

	As of December 31, 2020
			Unrealized
Entity	Cost Basis	Fair Value	Gain / (Loss)
Sagamore China Partners III, L.P.	$—	$1,097,723	$1,097,723
Sagamore China Partners IV, L.P.	—	585,585	585,585
Sagamore China Partners V, L.P.	—	70,690	70,690

Investments in Unaffiliated Funds	$—	$1,753,998	$1,753,998

	As of December 31, 2019
			Unrealized
Entity	Cost Basis	Fair Value	Gain / (Loss)
Sagamore China Partners III, L.P.	$—	$551,813	$551,813
Sagamore China Partners IV, L.P.	—	155,334	155,334
Sagamore China Partners V, L.P.	—	—	—

Investments in Unaffiliated Funds	$—	$707,147	$707,147

Greenspring Associates, Inc. and Affiliates

Notes to Financial Statements

December 31, 2020 and 2019

H.	Fixed Assets

All capitalized fixed assets are carried at cost less accumulated depreciation and amortization. Depreciation and amortization expense is determined by the use of the straight-line method over the estimated useful lives of the related assets ranging from 5 to 39 years or the lease terms. Additions and betterments are capitalized, and costs of repairs and maintenance are expensed as incurred. The related costs and accumulated depreciation and amortization are eliminated from the accounts when an asset is sold or retired and the related gain or loss is credited or charged to earnings.

Fixed assets consist of the following as of December 31, 2020 and 2019:

	2020	2019
Computers and Equipment	$1,422,726	$1,213,512
Furniture and Fixtures	904,312	879,885
Leasehold Improvements	632,322	632,322
Business Aircraft	21,099,197	21,099,197

Fixed Assets, Gross	24,058,557	23,824,916
Accumulated Depreciation	(9,642,962)	(5,792,078)

Fixed Assets, Net	$14,415,595	$18,032,838

Depreciation expense totaled $3,850,884 and $3,886,797 for the years ended December 31, 2020 and 2019.

I.	Intangible Assets

The Company’s intangible assets subject to amortization consists of a trademark that was capitalized in 2008 and is being amortized over a 15 year period.

Following is a summary of intangible assets as of December 31, 2020 and 2019, respectively:

	2020	2019
Trademarks	$49,451	$49,451
Accumulated Amortization	(42,857)	(39,561)

Intangibles, Net	$6,594	$9,890

Amortization expense totaled $3,296 and $3,297 for the years ended December 31, 2020 and 2019. Estimated amortization expense is expected to be incurred as follows for the years ending December 31:

Years Ending December 31:
2021	$3,297
2022	3,297

Total	$6,594

Greenspring Associates, Inc. and Affiliates

Notes to Financial Statements

December 31, 2020 and 2019

J.	Valuation of Long-Lived Assets

The Company accounts for the valuation of long-lived assets in accordance with ASC 360, Property, Plant, and Equipment (“ASC 360”). ASC 360 requires that long-lived assets and certain identifiable intangible assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of the long-lived asset is measured by a comparison of the carrying amount of the asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured as the amount by which the carrying amount of the assets exceeds the estimated fair value of the assets. Assets to be disposed are reportable at the lower of the carrying amount or fair value, less costs to sell. As of December 31, 2020 and 2019, management does not believe any long-lived assets are impaired and has not identified any assets as being held for disposal.

K.	Due from Greenspring Funds

Certain expenses of the Greenspring Funds may be paid initially by the Company and later reimbursed for administrative convenience. Such amounts are recorded on the Consolidated Balance Sheet accordingly.

As of December 31, 2020 and 2019, the Company has $1,771,925 and $3,403,918 due from Greenspring Funds, respectively.

L.	Due from Shareholders and Due from Employees

Amounts due to the Company from shareholders and employees are recorded on the Consolidated Balance Sheet accordingly. Such amounts, if outstanding for a period greater than 30 days, bear interest at an annual rate equal to the Applicable Federal Rate as determined by the IRS under Section 1274(d) of the Internal Revenue Code. Principal and interest are due and payable upon the earliest to occur of (a) the dissolution of the Company, or (b) the date the undersigned ceases to be a partner of the Company. Any payment or prepayments are first applied against any accrued and unpaid interest and second against the advances of the principal sum outstanding. Amounts due from shareholders and employees as of December 31, 2020 and 2019 total $386,284 and $164,799, respectively.

M.	Revenue Recognition

The Company’s revenue is primarily derived from contracts with customers in the form of management fees and administrative fees, as well as performance fees in the form of a profits interest.

Management fees – For its advisory, administrative and management functions, Greenspring generally receives a management advisory fee, billed on a quarterly basis, from each of the Greenspring Funds equal to a percentage of the commitments to a Greenspring Fund, capital drawn by a Greenspring Fund, the total amount of capital committed to underlying portfolio funds and/or portfolio companies of a Greenspring Fund and/or the cost basis or the fair market value of a Greenspring Fund’s investments. The percentage amount varies with the type of Greenspring Fund and over the life of the Greenspring Fund, and where paid, generally ranges from 0.0% to 2.5% annually, as negotiated and determined at the time a Greenspring Fund or advisory arrangement is established. Consideration from the Greenspring Funds may be fixed or variable. Consideration

Greenspring Associates, Inc. and Affiliates

Notes to Financial Statements

December 31, 2020 and 2019

that is variable is due to the uncertainty of the basis used to calculate the fee during each distinct service period. At the time of payment, there is no uncertainty around management fees earned. At the end of each period, and the Company records revenue for the actual amount of management fees earned for that period because the uncertainty has been resolved.

Administrative fees – For its administrative services, GBOS generally receives an administrative fee, billed on a quarterly or semi-annual basis, from the private funds to which it provides services. The amount of the administrative fees are fixed as outlined in the administrative services agreements with each unaffiliated investment manager. At the end of each period, the Company records revenue for the actual amount of administrative fees earned for that period.

Performance fees – The Company is eligible to earn an incentive allocation in the form of a profits interest in some of the Greenspring Funds and Unaffiliated Funds. The profits interest, if earned, is recognized upon receipt of the cash proceeds in excess of its basis in the relevant Greenspring Funds and Unaffiliated Funds. The profits interest is subject to uncertainty of market volatility, and as a result, the entire amount of the variable consideration related to the profits interest is constrained until the end of each measurement period. At the end of the measurement period, revenue is recorded for the actual amount of profits interest earned and received during that period. As the profits interest received in any period is non-refundable, the uncertainty has been resolved upon receipt. The profits interests earned may be refundable to the Greenspring Funds and Unaffiliated Funds. The revenue recorded for the year ended December 31, 2020 and 2019 is non-refundable and therefore there is no uncertainty.

N.	Income Taxes

Greenspring Associates, Inc. and Greenspring Back Office Solutions, Inc. are both corporations that have elected to be treated as an S Corporation for income tax purposes. Consequently, all tax effects of the Company’s income or loss are passed through to, and reported by, the shareholders individually. Accordingly, no provision for income taxes has been included in the accompanying consolidated financial statements.

ASC 740, Income Taxes (“ASC 740”), prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return as well as guidance on de-recognition, classification, interest and penalties and financial statement reporting disclosures. For these benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The amount recognized is measured as the largest amount of benefit that is greater than fifty percent likely of being realized upon ultimate settlement. For the avoidance of doubt, the Company did not require any reserves for tax positions described in this paragraph as of December 31, 2020 and 2019.

The Company recognizes interest and penalties accrued on any unrecognized tax exposures as a component of income tax expense. The Company does not have any amounts accrued relating to interest and penalties as of December 31, 2020 and 2019. The Company is subject to routine audits by taxing jurisdictions; however there are currently no audits in progress.

Greenspring Associates, Inc. and Affiliates

Notes to Financial Statements

December 31, 2020 and 2019

O.	Other Comprehensive Income

The Company has adopted ASC 220, Comprehensive Income, which requires the reporting of comprehensive income in addition to net income from operations. Comprehensive income is a more inclusive financial reporting methodology that includes disclosure of certain financial information that historically has not been recognized in the calculation of net income. Other comprehensive income as of December 31, 2020 and 2019 consists of changes in the minimum pension liability recognized under ASC 715, Compensation – Retirement Benefits (Note 6), and net unrealized gains from Greenspring Funds and Unaffiliated Funds (Note 1 Item G).

P.	Recent Accounting Pronouncements

In February 2016, the FASB issued Accounting Standards Update (ASU) No. 2016-02, Leases (Topic 842), which will be effective for fiscal years beginning after December 15, 2021. The distinction between finance leases (previously capital leases) and operating leases is substantially similar to the distinction between capital leases and operating leases in the previous lease guidance. Lessor accounting is also largely unchanged. For lessees, leases under both categories will be reported on the balance sheet as a depreciable right-to-use asset and a liability to make lease payments. The asset and liability should be initially measured at the present value of the lease payments, including payments to be made in optional periods only if the lessee is reasonably certain to exercise an option to extend the lease or not to exercise an option to terminate the lease. The asset will be depreciated and the liability will be reduced by lease payments. For leases with a term of 12 months or less, a lessee is permitted to make an accounting policy election not to recognize lease assets and liabilities. Management is currently evaluating the timing of its adoption and the impact of adopting the new leases standard on its consolidated financial statements.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606), which amends the existing accounting standards for revenue recognition. ASU 2014-09 supersedes the revenue recognition requirements in ASC 605 and most industry-specific guidance throughout the Industry Topics in the ASC. Under the new standard, recognition of revenue occurs when a customer obtains control of promised goods or services in an amount that reflects the consideration which the entity expects to receive in exchange for those goods or services. In addition, the standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers.

In June 2020, the FASB deferred the effective date of the revenue recognition guidance for non-public entities to reporting periods beginning after December 15, 2019. Early adoption is permitted. The new revenue standard may be applied retrospectively to each prior period presented or retrospectively with the cumulative effect recognized as of the date of adoption. The adoption of ASU 2014-09 did not have a material impact on the Company’s financial statements.

2.	Related Party Arrangements

A.	Internal Legal Counsel

Certain Greenspring Funds may incur legal expenses for services provided by legal counsel who is an employee of Greenspring, referred to herein as “Internal Legal Counsel”. In accordance with the governing documents of certain Greenspring Funds, such legal fees are charged to the Greenspring Funds at a rate of $350 per hour. The Company recognized income for such services provided by internal legal counsel totaling $275,947 and $354,672 for the years ended December 31, 2020 and 2019, respectively.

Greenspring Associates, Inc. and Affiliates

Notes to Financial Statements

December 31, 2020 and 2019

3.	Lease Commitments

The Company is obligated under two operating leases for office space that expire in June 2022 and June 2024. Future minimum rental payments under these leases are as follows:

Years Ending December 31:
2021	$925,072
2022	849,918
2023	768,139
2024	390,484

Total	$2,933,613

The associated rent expense totaled $985,804 and $837,964 for the years ended December 31, 2020 and 2019 and is included in general and administrative expenses in the accompanying Consolidated Statement of Operations.

4.	Line of Credit

Greenspring maintains a revolving line of credit with Silicon Valley Bank in the amount of $7,500,000 with the ability to flex up to $15,000,000 at the sole discretion of Silicon Valley Bank. The line expired on May 23, 2021. Borrowings bear interest per annum at Wall Street Journal prime rate. The Wall Street Journal prime rate was 3.25% and 4.75% as of December 31, 2020 and 2019, respectively. Therefore, the effective interest rate was 3.25% and 4.75% as of December 31, 2020 and 2019, respectively. Interest on the outstanding balance is due and payable monthly. Interest expense paid related to the line of credit for the years ended December 31, 2020 and 2019 was $21,391 and $2,068, respectively. As of December 31, 2020 and 2019 Greenspring had outstanding borrowings of $0 under the line of credit.

The credit agreement includes a restrictive covenant requiring management fee revenue of $45,000,000 and $35,000,000 annually as of December 31 2020 and 2019, respectively. As of December 31, 2020 and 2019, Greenspring was in compliance with this covenant.

5.	Current and Long Term Debt Obligations

On October 25, 2018, the Brightside entered a long term financing arrangement with Citi National Bank in the amount of $18,352,000. Principal and interest are due and payable monthly. This loan bears interest at an annual rate of 4.89%. This loan must be repaid in full on or before October 25, 2025. The outstanding principal balance as of December 31, 2020 and 2019 was $16,455,559 and $17,355,784, respectively. The current portion as of December 31, 2020 and 2019 was $845,246 and $900,225, respectively. Interest expense recognized and paid for the years ended December 31, 2020 and 2019 totaled $828,699 and $871,576, respectively.

On March 31, 2017, the Company entered into a long term financing arrangement with one of its shareholders for the purposes of funding the initial operations of the wholly owned subsidiary, Brightside. This loan bears interest at an annual rate equal to the Applicable Federal Rate as determined by the IRS under Section 1274(d) of the Internal Revenue Code. Principal and interest are due and payable to the shareholder upon the earliest to occur of (a) the dissolution of the Company, or (b) the date the undersigned ceases to be a shareholder of

Greenspring Associates, Inc. and Affiliates

Notes to Financial Statements

December 31, 2020 and 2019

Greenspring. Any payment or prepayments are first to be applied against any accrued and unpaid interest and second against the advances of the principal sum outstanding. As of December 31, 2020 and 2019, the Company’s outstanding balance under this loan obligation was $3,275,193 and $3,228,180, respectively. Interest expense recognized for the years ended December 31, 2020 and 2019 totaled $44,464 and $79,714, respectively.

Future minimum payments on long term debt obligations are as follows:

Years Ending December 31:
2021	$945,246
2022	992,519
2023	1,042,156
2024	1,094,275
2025	12,381,363

Total	$16,455,559

6.	Employee Profit-Sharing Plan

The Company maintains a 401(k) profit-sharing plan covering substantially all employees. Employees are permitted, within limitations imposed by the tax law, to make pre-tax contributions to the plan pursuant to salary reduction agreements. The Company may make discretionary matching contributions to the plan equal to a uniform percentage of the employees salary deferrals. Discretionary percentages are determined on an annual basis. The plan expense for the year ended December 31, 2020 and 2019 totaled $1,351,946 and $732,668.

7.	Defined Benefit Plan

The Company administers a defined benefit pension plan that covers eligible high-level employees. The benefits are based on years of service and compensation.

ASC 715, Compensation – Retirement Benefits, requires employers to fully recognize the obligations associated with single-employer defined benefit pension, retiree healthcare and other postretirement plans in their financial statements. Funded status is measured as the difference between plan assets at fair value and the projected benefit obligation as of the end of the employer’s fiscal year.

In accordance with ASC 715 and ASC 220, the Company recognized other comprehensive loss relating to the defined benefit plan of $145,023 and $255,648 for the years ended December 31, 2020 and 2019.

The funded status and amounts recognized on the accompanying consolidated balance sheet relating to the defined benefit plan are as follows for the years ended December 31, 2020 and 2019:

Greenspring Associates, Inc. and Affiliates

Notes to Financial Statements

December 31, 2020 and 2019

	2020	2019
Change in benefit obligation:
Projected benefit obligation at beginning of year	$2,581,758	$1,564,755
Service cost	672,691	560,834
Interest cost	84,697	66,832
Actuarial (gain) loss	433,985	389,337

Projected benefits obligation at end of year	$3,773,131	$2,581,758

Change in plan assets:
Fair value of plan assets at beginning of year	$1,710,366	$759,481
Actual return on plan assets	428,190	215,885
Employer contribution	848,000	735,000

Fair value of plan assets at end of year	$2,986,556	$1,710,366

Funded status:	$(786,575)	$(871,392)
Unrecognized net actuarial gain	—	—
Unrecognized prior service cost	—	—

Accrued pension liability	$(786,575)	$(871,392)

The accumulated benefit obligation totaling $786,575 and $871,392 as of December 31, 2020 and 2019, respectively is recorded in other noncurrent liabilities in the accompanying Consolidated Balance Sheet.

The following assumptions were used to determine the net periodic pension costs and benefit obligations as follows as of December 31, 2020 and 2019:

Greenspring Associates, Inc. and Affiliates

Notes to Financial Statements

December 31, 2020 and 2019

	2020	2019
Weighted-average assumptions used to determine benefit obligation:
Discount rate	2.50%	3.25%
Compensation increase rate	3.00%	3.00%
Weighted-average assumptions used to determine net periodic benefit cost:
Discount rate	3.25%	4.25%
Expected long-term rate of return on assets	5.50%	5.50%
Compensation increase rate	3.00%	3.00%
The components of net periodic benefit cost are as follows:
Service cost	$672,691	$560,834
Interest cost	84,697	66,832
Expected return on plan assets	(140,710)	(82,196)
Amortization of net actuarial loss	1,482	—

Net periodic benefit cost	$618,160	$545,470

Other changes in plan assets and benefit obligations recognized in other comprehensive loss are as follows:
Net actuarial loss	$146,505	$255,648
Amortization of net actuarial gain	(1,482)	—

Total recognized in net periodic benefit cost and other comprehensive loss:	$763,183	$801,118

The Company determines the expected long-term rate of return on assets by taking into consideration the current asset mix of debt and equity securities. Additional consideration is given to the Plan’s historical returns as well as future long range projections of investment returns.

The Plan assets are to be solely invested in mutual funds. The Plan’s trustee shall at all times in making investments of the Plan assets consider, among other factors, the short and long term financial needs of the Plan.

The Plan assets are invested in a manner necessary to meet expected future benefits earned by participants. The objectives of the target allocations are to minimize risk and to achieve asset returns that meet or exceed the Plan’s actuarial assumptions.

The investment allocation and performance is periodically reviewed by the Company and a designated third-party fiduciary to ensure that assets are invested in a manner consistent with the goals of the Plan.

The asset’s or liability’s fair value measurement level within the fair value hierarchy is based upon the lowest level of any input that is significant to the fair value measurement. Valuation techniques used need to maximize the use of observable inputs and minimize the use of unobservable inputs. There have been no changes in the methodologies used at December 31, 2020 and 2019.

A description of the valuation methodologies used for assets measured at fair value is listed below.

Greenspring Associates, Inc. and Affiliates

Notes to Financial Statements

December 31, 2020 and 2019

Mutual Funds: Valued at the closing price of shares held by the Plan at year-end. Shares are traded on an active market.

The fair values of the Company’s Plan assets by asset category are as follows as of December 31, 2020:

	Fair Value Measurements at December 31, 2020
Asset Category	Level 1	Level 2	Level 3	Total
Mutual Funds	$2,986,556	$—	$—	$—

Total plan assets at fair value	$2,986,556	$—	$—	$—

	Fair Value Measurements at December 31, 2020
Asset Category	Level 1	Level 2	Level 3	Total
Mutual Funds	$1,710,366	$—	$—	$—

Total plan assets at fair value	$1,710,366	$—	$—	$—

Assets of the Plan are invested in a manner consistent with fiduciary standards of the Employees Retirement Income Security Act of 1974 (ERISA); namely, (a) the safeguards and diversity to which a prudent investor would adhere must be present, and (b) all transactions undertaken on behalf of the Plan must be for the sole interest of Plan participants and beneficiaries, to provide benefits in a prudent manner. Investment objectives of the Plan include preserving the value of Plan assets, providing sufficient liquidity to Plan benefit payment outflows and meeting Plan requirements.

The Company expects to contribute $360,000 to the Plan over the year ending December 31, 2021. However, the Company reserves the right to contribute more or less than this amount depending on legal requirements, current economic conditions, cash flow considerations, or other internal issues. No benefit payments are expected to be paid through 2027.

8.	Subsequent Events

As previously mentioned in Footnote 4, Greenspring’s revolving line of credit facility with Silicon Valley Bank expired on May 23, 2021. The line was subsequently renewed through May 23, 2022 with no significant changes in terms.

Effective March 31, 2021 Greenspring transferred all of its Investments in Greenspring Funds, as described in Footnote 1.G, to related parties. Greenspring received no consideration in return for these interests.

Effective May 31, 2021, GBOS transferred all of its Investments in Unaffiliated Funds, as described in Footnote 1.G, to related parties. GBOS received no consideration in return for these interests.

On April 23, 2021, Greenspring Associates, Inc. distributed all the assets and liabilities of Brightside Mechanical, LLC (“Brightside”) to a shareholder. Greenspring no longer has an agreement to lease an aircraft from Brightside or any other party and Brightside was dissolved on July 6, 2021.

On July 7, 2021, the Company announced it has agreed to be acquired by Stepstone Group, Inc. The transaction is expected to close before the end of 2021.

Greenspring Associates, Inc. and Affiliates

Notes to Financial Statements

December 31, 2020 and 2019

The Company evaluated for disclosure any subsequent events through July 23, 2021, the date on which the consolidated financial statements were available to be issued and determined that there were no further material items that warrant disclosure.